UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2006

Mercury Interactive Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043
(Address of Principal Executive Offices)

(Registrant's Telephone Number, Including Area Code)
(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement

On June 15, 2006, the Compensation Committee of the Board of Directors of Mercury Interactive Corporation (the “Company”) approved Amendment No. 1 to Employment Agreement (the “Amendment No. 1 to the Employment Agreement”) with David Murphy, the Company’s chief financial officer.

Amendment No. 1 to the Employment Agreement provides that Mr. Murphy is eligible to receive a retention bonus in the aggregate amount of $1,500,000 (the “Retention Bonus”) on the following terms and conditions: (a) the Retention Bonus is payable in two installments as follows, subject to Mr. Murphy’s continued employment on each such date: (i) $500,000 payable on January 15, 2007; and (ii) $1,000,000 payable on January 15, 2008; (b) Mr. Murphy will receive promptly any unpaid portion of the Retention Bonus in the event that: (i) his employment is terminated by the Company without “cause” or by Mr. Murphy for “good reason” (as those terms are defined in Mr. Murphy’s Employment Agreement), or (ii) Mr. Murphy’s employment is terminated for any reason after a “change of control” (as that term is defined in Mr. Murphy’s Change of Control Agreement); (c) if prior to August 1, 2009, Mr. Murphy’s employment is terminated by Mr. Murphy without “good reason” or by the Company for “cause”, Mr. Murphy agrees to repay to the Company the full amount of the Retention Bonus previously paid to him; and (d) if Mr. Murphy’s employment terminates by reason of death or “disability” (as defined in Mr. Murphy’s Change of Control Agreement), (i) no portion of the Retention Bonus previously paid will be required to be repaid, and (ii) no unpaid portion of the Retention Bonus will be payable to Mr. Murphy or his estate, as applicable.

The foregoing description of this Amendment No. 1 to the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.58 hereto and is incorporated by reference herein. The other terms of Mr. Murphy’s Employment Agreement are contained in Exhibit 10.53 attached to the Form 8-K filed by the Company on March 16, 2006.

On June 15, 2006, the Compensation Committee also approved the following adjustments in connection with the annual compensation review for Brian Stein, Senior Vice President and Chief Accounting Officer: a merit increase in his annual base salary to $315,000 and his bonus target percentage to 50%, to be effective July 1, 2006, and a cash retention bonus in an amount of $100,000 to be awarded in three equal installments on July 31, 2006, October 31, 2006, and January 31, 2007.

Item 9.01.            Financial Statements and Exhibits.

The following exhibit is filed herewith:

10.58	Amendment No. 1 to Employment Agreement by and between the Company and David Murphy dated June 20, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2006	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Anthony Zingale

Name: Anthony Zingale
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.58	Amendment No. 1 to Employment Agreement by and between the Company and David Murphy dated June 20, 2006